                               TORQUE CORPORATION
                          a wholly owned subsidiary of
                             KOLLMORGEN CORPORATION

                         has increased the price of its

                           OFFER TO PURCHASE FOR CASH
                        6,347,241 SHARES OF COMMON STOCK
           (including the associated Preferred Share Purchase Rights)
                                       of
                           PACIFIC SCIENTIFIC COMPANY
                                       to
                              $23.75 NET PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 P.M., NEW
  YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                January 30, 1998

To Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

    We have been appointed by Torque Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Kollmorgen Corporation, a New York corporation ("Parent"), to act as the Dealer Manager in connection with Purchaser's offer to purchase 6,347,241 shares of common stock, par value $1.00 per share (the "Common Stock"), of Pacific Scientific Company, a California corporation (the "Company"), including the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), or such greater or lesser number of Shares that, together with the Shares owned by Parent and Purchaser, would constitute a majority of the outstanding Shares on a fully diluted basis (such number of Shares being the "Minimum Number") at a price of $23.75 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated December 15, 1997 (the "Offer to Purchase"), as amended and supplemented by the supplement thereto dated January 30, 1998 (the "Supplement") and in the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THE MINIMUM NUMBER OF SHARES, (2) PARENT AND PURCHASER HAVING OBTAINED, PRIOR TO THE EXPIRATION OF THE OFFER, ON TERMS SATISFACTORY TO PARENT IN ITS SOLE DISCRETION, SUFFICIENT FINANCING TO ENABLE CONSUMMATION OF THE OFFER AND THE PROPOSED MERGER DESCRIBED BELOW, (3) PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE RIGHTS HAVE BEEN REDEEMED OR INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED MERGER, (4) PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE OFFER AND THE PROPOSED MERGER HAVE BEEN APPROVED FOR PURPOSES OF ARTICLE FIFTH OF THE COMPANY'S ARTICLES OF INCORPORATION (IF NECESSARY) OR ARTICLE FIFTH OF THE COMPANY'S ARTICLES OF INCORPORATION HAS BEEN INVALIDATED OR IS OTHERWISE SATISFIED WITH RESPECT TO THE OFFER AND PROPOSED MERGER AND (5) THE APPROVAL BY PARENT'S SHAREHOLDERS OF THE ISSUANCE OF COMMON STOCK, PAR VALUE $2.50 PER SHARE, OF PARENT IN THE PROPOSED MERGER. THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS WHICH ARE CONTAINED IN THE OFFER TO PURCHASE.
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    If more than the Minimum Number of Shares shall be validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), Purchaser will, upon the terms and subject to the conditions of the Offer, purchase the Minimum Number of Shares on a pro rata basis (with adjustments to avoid purchases of fractional Shares) based upon the number of Shares validly tendered and not withdrawn prior to the Expiration Date.

    As of the date of the Offer to Purchase, the Rights are evidenced by the Share Certificates (as defined below) evidencing the Shares and do not trade separately. Accordingly, by tendering a Share Certificate evidencing Shares, a shareholder is automatically tendering a similar number of associated Rights. If, however, the Rights detach and separate Rights Certificates (as defined below) are issued, stockholders will be required to tender one Right for each share of Common Stock tendered in order to effect a valid tender of such share of Common Stock.

    Enclosed for your information and use are copies of the following documents:

        1.  The Supplement, dated January 30, 1998;

        2. The revised YELLOW Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares (including Rights);

        3. The revised PINK Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to Harris Trust Company of New York (the "Depositary") by the Expiration Date or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

        4. A revised letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        6.  Return envelope addressed to the Depositary.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 8:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 1998, UNLESS THE OFFER IS EXTENDED.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares (the "Share Certificates") and, if the Rights are at such time separately traded, certificates representing the Rights associated with shares of the Common Stock (the "Rights Certificates") (or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase)), a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other required documents.

    If holders of Shares wish to tender pursuant to the Offer, but cannot deliver their certificates or other required documents or cannot comply with the procedure for book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedure described in
Section 3 of the Offer to Purchase.

    Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes

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payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to Salomon Smith Barney or Georgeson & Company Inc. (the "Information Agent") at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

    Additional copies of the enclosed material may be obtained from the Information Agent, at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                              Very truly yours,
                                              SALOMON SMITH BARNEY

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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